UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  09/21/2011

Bank of the Carolinas Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  000-52195

North Carolina	20-4989192
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

135 Boxwood Village Drive, Mocksville, North Carolina 27028
(Address of principal executive offices, including zip code)

(336) 751-5755
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On September 21, 2011, Bank of the Carolinas Corporation (the "Company") received a noncompliance notice from the Nasdaq Listing Qualifications Department. The notice states that the minimum bid price for the Company's common stock has closed below $1.00 per share for thirty consecutive business days and that the Company is therefore not in compliance with Nasdaq Listing Rule 5450(a)(1). The Company has a compliance period of 180 calendar days, or until March 19, 2012, in which to regain compliance. The Company can regain compliance if at any time during this 180-day period the closing bid price of the Company's common stock is at least $1.00 for a minimum of ten consecutive business days. The company may be eligible for additional time if it satisfies the initial listing standards (with the exception of the minimum bid price rule) for listing on the Nasdaq Capital Market and submits a timely application to transfer the listing of its common stock to the Nasdaq Capital Market.

This is the second noncompliance notice the Company has received from Nasdaq. As disclosed in its Current Report on Form 8-K, filed with the Securities and Exchange Commission on August 31, 2011, the Company previously received a notice from Nasdaq regarding the minimum market value of the Company's publicly held shares. Nasdaq Listing Rule 5450(b)(1)(C) requires a market value of publicly held shares of at least $5 million. The Company has until February 21, 2012, in which to regain compliance with this requirement.

The Company intends to monitor the bid price of its common stock and the market value of its publicly held shares and will consider available options to resolve these deficiencies and regain compliance with the Nasdaq Listing Rules.

The Company issued a press release on September 22, 2011, disclosing its receipt of the Nasdaq minimum bid price noncompliance notice. A copy of the press release is attached as exhibit 99.1 and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(d)    Exhibits.

Exhibit No.    Description of Exhibit

99.1            Press release, dated September 22, 2011, regarding Nasdaq minimum bid price noncompliance notice

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bank of the Carolinas Corporation

Date: September 22, 2011	By:	/s/ Eric E. Rhodes
Eric E. Rhodes
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	Press release, dated September 22, 2011, regarding Nasdaq minimum bid price noncompliance notice